Exhibit 99. 2

Table 1:    PG&E Corporation Business Priorities 2007-2011

1.    Improve operational efficiency

2.    Provide attractive shareholder returns

3.    Increase investment in utility infrastructure

4.    Implement an effective energy procurement plan

5.    Improve reputation through more effective communications

6.    Evaluate the evolving industry and related investment opportunities

Table 2:    Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Fourth Quarter and Year-to-Date, 2007 vs. 2006
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss) per Common Share Diluted		Earnings (Loss)		Earnings (Loss) per Common Share Diluted

	2007	2006	2007	2006	2007	2006	2007	2006

PG&E Corporation Earnings from Operations (1)	$203	$170	$0.56	$0.48	$1,006	$922	$2.78	$2.57
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	-	-	-	77	-	0.21
Environmental Remediation Liability	-	-	-	-	-	(18)	-	(0.05)
Recovery of Interest on PX Liability	-	-	-	-	-	28	-	0.08
Severance Costs	-	(18)	-	(0.05)	-	(18)	-	(0.05)
Total	-	(18)	-	(0.05)	-	69	-	0.19
PG&E Corporation Earnings on a GAAP basis	$203	$152	$0.56	$0.43	$1,006	$991	$2.78	$2.76

1.     Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three months and twelve months ended December 31, 2007, PG&E Corporation did not have any items impacting comparability to report.

Items impacting comparability for the three months ended December 31, 2006 include:

a)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the twelve months ended December 31, 2006 include:

a)
The recovery of approximately $77 million ($0.21 per common share), after-tax, of Scheduling Coordinator, or SC, costs, incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission, or FERC, to be recoverable through the transmission revenue balancing account;

b)
An increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels;

c)
The recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation, or PX, liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility’s 2005 annual electric true-up proceeding; and

d)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Table 3:    Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2007 vs. 2006
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss)
	2007	2006	2007	2006

Pacific Gas and Electric Company Earnings from Operations (1)	$203	$173	$1,010	$902
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	-	77
Environmental Remediation Liability	-	-	-	(18)
Recovery of Interest on PX Liability	-	-	-	28
Severance Costs	-	(18)	-	(18)
Total	-	(18)	-	69
Pacific Gas and Electric Company Earnings on a GAAP basis	$203	$155	$1,010	$971

1.     Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three months and twelve months ended December 31, 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

Items impacting comparability for the three months ended December 31, 2006 include:

a)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the twelve months ended December 31, 2006 include:

a)
The recovery of approximately $77 million ($0.21 per common share), after-tax, of Scheduling Coordinator, or SC, costs, incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission, or FERC, to be recoverable through the transmission revenue balancing account;

b)
An increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels;

c)
The recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation, or PX, liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility’s 2005 annual electric true-up proceeding; and

d)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Table 4: PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter 2007 vs. Fourth Quarter 2006
($/Share, Diluted)

Q4 2006 EPS from Operations (1)	$0.48
Rate base revenue increase	0.09
Storm and outage costs (2)	0.01

Share variance	(0.01)
Miscellaneous items	(0.01)
Q4 2007 EPS from Operations (1)	$0.56

Year-to-Date 2007 vs. Year-to-Date 2006
($/Share, Diluted)

2006 YTD EPS from Operations (1)	$2.57
Rate base revenue increase	0.35
Storm and outage costs (2)	0.02
Gas transmission revenue	0.01

Tax benefit for capital loss utilization (3)	(0.05)
Recovery of energy supplier litigation costs (3)	(0.03)
LTD Plan savings (3)	(0.02)
Billing OII	(0.02)
Environmental remediation	(0.02)
Share variance	(0.02)
Miscellaneous items	(0.01)
2007 YTD EPS from Operations (1)	$2.78

1.    See Tables 2 and 3 for a reconciliation of earnings per common share, or EPS, from operations to EPS on a GAAP basis.
2.    Costs incurred in 2006 with lower level of costs in 2007.
3.    Benefits realized in 2006 with no similar benefits in 2007.

Table 5: PG&E Corporation Share Statistics
Year-to-Date 2007 vs. Year-to-Date 2006
(shares in millions, except per share amounts)

	Year-to-Date 2007	Year-to-Date 2006	% Change

Common Stock Data

Book Value per share – end of period (1)	$22.91	$21.24	7.86%

Weighted average common shares outstanding, basic	351	346	1.45%
Employee share-based compensation and accelerated share repurchases	2	3	(33.33)%
Weighted average common shares outstanding, diluted	353	349	1.15%
9.5% Convertible Subordinated Notes (participating securities)	19	19	-
Weighted average common shares outstanding and participating securities, diluted	372	368	1.09%

1.    Common shareholders’ equity per common share outstanding at period end (includes the effect of participating securities).

Source:    PG&E Corporation’s Consolidated Financial Statements and the Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 6: Operational Performance Metrics
Year-to-Date Actual 2007 vs. Targets 2007

			2007
		Percentage Weight (1)	YTD Actual	YTD Target

1.	Earnings from operations (in millions) (Earnings from ongoing core operations)	50%	$1,006	See note (2)
2.	J.D. Power Customer Satisfaction Index (Composite of J.D. Power residential and business customer surveys)	20%	693	676
3.	Business Transformation Performance (Composite of five Transformation metrics)	20%	0.924	1.000
4.	Employee Engagement Premier Survey (Measurement of employee engagement at PG&E)	5%	64.26%	66.00%
5.	Safety Performance (Measurement of occupational injury or illness based on OSHA Recordables)	5%	4.302	4.500

1.    Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2.    Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2007 EPS from operations of $2.70-$2.80.

DEFINITIONS OF 2007 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to consolidated net income in accordance with GAAP, see Tables 2 and 3 above.

The 2007 target for earnings from operations is based on the Utility’s 2007 authorized return on equity.  This target is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2007 EPS from operations of $2.70-$2.80.

2.	J.D. Power Customer Satisfaction Index:

Pacific Gas and Electric Company measures residential and business customer satisfaction with annual industry-wide surveys conducted by J.D. Power and Associates, as well as with proprietary studies using the same survey methodology in interim periods.  The overall customer satisfaction metric represents the year-to-date average of the residential and business overall customer satisfaction scores from both the J.D. Power-administered and proprietary surveys. The metric is calculated by first combining the available residential and business satisfaction scores (weighted 60% and 40%, respectively) in each period surveyed and then averaging all available composite scores for the year-to-date metric value.

3.	Business Transformation Performance:

The Business Transformation (BT) index is comprised of five measurement points that define success in achieving key BT operational, financial, and post-BT implementation objectives.  These five measurement points are:

a.             Overall BT cost performance in comparison to budgeted amounts;

b.             Overall BT benefit performance in comparison to planned/budgeted amounts;

c.             New business customer connection performance improvement for cycle time and number of customer commitments met;

d.             SmartMeterTM project performance for number of meters installed and activated; and

e.             BT Foundational release schedule and scope success.

The measurement points are individually scored on an index scaled from 0 to 2.  These scores then are averaged with equal weighting to calculate the overall BT performance index score.

4.	Employee Engagement Premier Survey:

The employee engagement premier survey is designed around 15 key drivers of employee engagement.  The average overall employee engagement score provides a comprehensive metric that is derived by averaging the percent favorable responses from all 40 core survey items (all fall into one of the 15 key drivers).

5.	Safety Performance:

The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.

Table 7: Pacific Gas and Electric Company Operating Statistics
Fourth Quarter and Year-to-Date, 2007 vs. 2006

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2007	2006	2007	2006
Electric Sales (in millions kWh)
Residential	7,216	7,244	30,796	31,014
Commercial	8,389	8,281	33,986	33,492
Industrial	3,874	3,759	15,159	15,166
Agricultural	1,150	964	5,402	3,839
BART, public street and highway lighting	217	176	833	785
Other electric utilities	-	-	3	14
Sales from Energy Deliveries	20,846	20,424	86,179	84,310

Total Electric Customers at December 31			5,118,593	5,066,635

Bundled Gas Sales (in millions MCF)
Residential	48	49	197	196
Commercial	15	18	67	73
Total Bundled Gas Sales	63	67	264	269
Transportation Only	151	154	605	559
Total Gas Sales	214	221	869	828

Total Gas Customers at December 31			4,270,270	4,234,723

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,870	4,769	18,588	18,391
Hydro (net)	1,874	2,903	7,652	13,827
Fossil	135	110	483	624
Total Utility Generation	6,879	7,782	26,723	32,842
Purchased Power
Qualifying Facilities	3,962	4,058	16,579	16,312
Irrigation Districts	302	558	2,497	5,102
Other Purchased Power	204	151	2,390	2,043
Spot Market Purchases/Sales, net	3,752	1,435	14,691	6,202
Total Purchased Power (1)	8,220	6,202	36,157	29,659
Delivery from DWR	5,504	5,171	21,193	19,585

Delivery to Direct Access Customers	1,610	1,742	6,724	7,604

Other (includes energy loss)	(1,367)	(473)	(4,618)	(5,380)

Total Electric Energy Delivered	20,846	20,424	86,179	84,310

Diablo Canyon Performance
Overall capacity factor (including refuelings)	99%	97%	95%	95%
Refueling outage period	None	None	4/30-5/29	4/17-5/25
Refueling outage duration during the period (days)	None	None	29.8	38.8

(1)
For the three months ended December 31, 2007 and 2006, Total Purchased Power is net of Spot Market Sales of 633 million kWh and 711 million kWh, respectively.  For the twelve months ended December 31, 2007 and 2006, Total Purchased Power is net of Spot Market Sales of 2,671 million kWh and 6,550 million kWh, respectively.

Table 8: PG&E Corporation Earnings per Common Share Guidance

2008 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.90	$3.00

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$3.15	$3.25

Management's statements regarding 2008 and 2009 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2008 and 2009, and general sensitivities for 2008 and 2009 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating costs within authorized levels and recover costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost efficiencies it has recognized from its completed initiatives to improve its business processes and customer service, improve its performance following the October 2007 implementation of new work processes and systems, and identify and successfully implement additional cost-savings measures;

Table 8 (continued): PG&E Corporation Earnings per Common Share Guidance

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator (“CAISO”) to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s annual and other reports filed with the Securities and Exchange Commission.

Table 9: Rate Base - Pacific Gas and Electric Company

	2007	2008	2009
	Recorded	Estimated	Estimated
Total Weighted Average Rate Base (in billions)	$16.8	$18.4	$20.8

The estimates of rate base for 2008 and 2009 and the forecast of capital expenditures that the estimates are based on are forward-looking statements that are subject to various risks and uncertainties, including whether the forecasted expenditures will be made or will be made within the time periods assumed.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see the factors listed in Table 8 and the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Table 10: General Earnings Sensitivities for 2008 and 2009
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2008 Earnings Impact	Estimated 2009 Earnings Impact

Rate base	+/- $100 million change in rate base (1)	+/- $6 million	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in earned ROE	+/- $10 million	+/- $11 million

Share count	+/- 1% change in average shares outstanding	-/+ $0.03 per share	-/+ $0.03 per share

Revenues	+/- $7 million change in revenues (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share	+/- $0.01 per share

1.    Assumes earning 11.35% on equity portion (52%).

These general earnings sensitivities that may affect 2008 and 2009 earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see the factors listed in Table 8 and the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Table 11: Cash Flow Sources and Uses
Year-to-Date 2007
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, January 1, 2007	$456

Sources of Cash
Cash from operations	$2,546
Net proceeds from sale of assets	21
Decrease in restricted cash	185
Net proceeds from issuance of long-term debt	1,184
Borrowings under credit facilities	850
Common stock issued	175
Other	35
$4,996

Uses of Cash
Capital expenditures	$2,769
Investments in and proceeds from nuclear decommissioning trust, net	103
Repayments under credit facilities	900
Repayments of commercial paper, net	209
Rate reduction bonds matured	290
Energy recovery bonds matured	340
Common stock dividends paid	496
$5,107

Cash and Cash Equivalents, December 31, 2007	$345

Source:  PG&E Corporation’s Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Cash Position
Year-to-Date 2007 vs. Year-to-Date 2006
(in millions)

	2007	2006	Change

Cash Flow from Operating Activities (YTD December 31)
PG&E Corporation	$5	$137	$(132)
Pacific Gas and Electric Company	2,541	2,577	(36)
	$2,546	$2,714	$(168)

Consolidated Cash Balance (at December 31)
PG&E Corporation	$204	$386	$(182)
Pacific Gas and Electric Company	141	70	71
	$345	$456	$(111)

Consolidated Restricted Cash Balance (at December 31)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company(1)	1,315	1,431	(116)
	$1,315	$1,431	$(116)

1.    Includes $18 million and $16 million of restricted cash classified as Other Noncurrent Assets – Other in 2007 and 2006, respectively.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 13: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
Year-End 2007 vs. Year-End 2006
(in millions)

	Balance at December 31,
	2007	2006

PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$280	$280
Less: current portion	-	(280)
	280	-
Utility
Senior notes:
3.60% to 6.05% bonds, due 2009-2037	6,300	5,100
Unamortized discount	(22)	(16)
Total senior notes	6,278	5,084
Pollution control bond loan agreements, variable rates(1), due 2026(2)	614	614
Pollution control bond loan agreements, 5.35%, due 2016	200	200
Pollution control bond loan agreements, 4.75% due 2023	345	345
Pollution control bond loan agreements, variable rates(3), due 2016-2026	454	454
Other	-	1
Less: current portion	-	(1)
Long-term debt, net of current portion	7,891	6,697
Total consolidated long-term debt, net of current portion	$8,171	$6,697

(1) At December 31, 2007, interest rates on these loans ranged from 3.45% to 3.73%.
(2) These bonds are supported by $620 million of letters of credit which expire on February 24, 2012.  Although the stated
  maturity date is 2026, the bonds will remain outstanding only if the Utility extends or replaces the letters of credit.

(3) At December 31, 2007, interest rates on these loans ranged from 3.75% to 5.75%.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric ompany's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 14: PG&E Corporation and Pacific Gas and Electric Company Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of December 31, 2007
(in millions, except interest rates)

	2008	2009	2010	2011	2012		Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	-	-	9.50%	-	-		-	9.50%
Fixed rate obligations	-	-	$280	-	-		-	$280
Utility
Average fixed interest rate	-	3.60%	-	4.20%	-		5.66%	5.37%
Fixed rate obligations	-	$600	-	$500	-		$5,745	$6,845
Variable interest rate as of December 31, 2007	-	-	-	-	3.56%		4.47%	3.95%
Variable rate obligations	-	-	-	-	$614	(1)	$454	$1,068
Total consolidated long-term debt	-	$600	$280	$500	$614		$6,199	$8,193

(1) The $614 million pollution control bonds, due in 2026, are backed by letters of credit which expire on February 24, 2012. The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

ENERGY RECOVERY BONDS:	2008	2009	2010	2011	2012	Total
Utility
Average fixed interest rate	4.19%	4.36%	4.49%	4.59%	4.66%	4.47%
Energy recovery bonds	$354	$370	$386	$404	$422	$1,936

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 15: Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Cost of Capital 2008
CPUC proceeding to establish capital structure and increase the currently authorized rate of return on equity and rate base for 2008.  CPUC issued a final decision on December 20, 2007, maintaining the Utility’s authorized ROE at 11.35% and its common equity ratio at 52%.
In a second phase of the proceeding, the Utility also has proposed to replace the annual cost of capital proceeding with an annual cost of capital adjustment mechanism for the five-year period 2009 to 2013.  A final decision in the second phase is scheduled to be issued by April 24, 2008.  PG&E Corporation and the Utility are unable to predict the outcome of this phase of the proceeding.

A.07-05-008 D.07-12-049
Transmission Owner 10 Rate Case (TO10)
Primary FERC rate-making proceeding to determine electric transmission revenues and wholesale and retail transmission rates.  Application filed on July 30, 2007.  Order issued September 28, 2007, accepting proposed revenue requirement subject to hearing and refund effective March 1, 2008.

ER07-1213-000
Energy Efficiency Order Instituting Rulemaking (OIR) Post-2005
On September 20, 2007, and modified on January 30, 2008, the CPUC established incentive ratemaking mechanisms applicable to the California investor-owned utilities’ implementation of their 2006-2008 and 2009-2011 energy efficiency program cycles.  To earn incentives, the utilities must (1) achieve at least 85% of the CPUC’s overall savings goal over the three-year program cycle and (2) achieve at least 80% of the individual kWh, kW, and therm savings metric goals over the three-year program cycle. If the utilities achieve less than 65% of any one of the individual savings metric goals, then the utilities must reimburse customers.  The maximum amount that the Utility could earn, and the maximum amount that the Utility could be required to reimburse customers, over the 2006-2008 program cycle is $180 million. The utilities can submit 2 interim claims but 35% of the incentives or reimbursement obligations calculated for each interim claim be “held back” until completion of measurement studies verifying the actual energy savings for the entire three-year program cycle. The final true up claim may result in an adjustment to the interim claims but as long as the final measured energy savings are at least 65% of the CPUC savings goals, the utilities will not be required to pay back any incentives earned on an interim basis.

R.06-04-010 D.08-01-042

Table 15 (continued): Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Colusa Power Project CPCN
CPUC proceeding requesting a Certificate of Public Convenience and Necessity (“CPCN”) to allow the Utility to begin the construction of a 657 MW power plant in Colusa County (“Colusa Project”).  The Colusa Project was approved by the CPUC in the 2004 Long Term Request for Offer to be developed by a third party (E&L Westcoast) and purchased by PG&E upon completion.  E&L Westcoast has decided not to proceed with the project.  PG&E has purchased the development assets from E&L and requests the CPCN to allow it to step in as developer.  PG&E will retain the previously approved ratemaking (cost of service based on the previously adopted cost cap of $673 million).

A.07-11-009
Smart Meter Program Upgrade Application
CPUC proceeding requesting approval to upgrade elements of the SmartMeter™ program. The Utility seeks approval to install upgraded electric meters that would offer an expanded range of service features for customers and increased operational efficiencies for the Utility.  These upgraded electric meters would provide energy conservation and demand response options for electric customers.

A.07-12-009

Discussion of these regulatory cases is included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 16: PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2007	2006	2005
Operating Revenues
Electric	$9,480	$8,752	$7,927
Natural gas	3,757	3,787	3,776
Total operating revenues	13,237	12,539	11,703
Operating Expenses
Cost of electricity	3,437	2,922	2,410
Cost of natural gas	2,035	2,097	2,191
Operating and maintenance	3,881	3,703	3,397
Depreciation, amortization, and decommissioning	1,770	1,709	1,735
Total operating expenses	11,123	10,431	9,733
Operating Income	2,114	2,108	1,970
Interest income	164	188	80
Interest expense	(762)	(738)	(583)
Other income (expense), net	29	(13)	(19)
Income Before Income Taxes	1,545	1,545	1,448
Income tax provision	539	554	544
Income From Continuing Operations	1,006	991	904
Discontinued Operations
Gain on disposal of NEGT (net of income tax benefit of $13 million in 2005)	-	-	13
Net Income	$1,006	$991	$917

Weighted Average Common Shares Outstanding, Basic	351	346	372
Weighted Average Common Shares Outstanding, Diluted	353	349	378
Earnings Per Common Share from Continuing Operations, Basic	$2.79	$2.78	$2.37
Net Earnings Per Common Share, Basic	$2.79	$2.78	$2.40
Earnings Per Common Share from Continuing Operations, Diluted	$2.78	$2.76	$2.34
Net Earnings Per Common Share, Diluted	$2.78	$2.76	$2.37
Dividends Declared Per Common Share	$1.44	$1.32	$1.23

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 17: PG&E Corporation
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$345	$456
Restricted cash	1,297	1,415
Accounts receivable:
Customers (net of allowance for doubtful accounts of $58 million in 2007 and $50 million in 2006)	2,349	2,343
Regulatory balancing accounts	771	607
Inventories:
Gas stored underground and fuel oil	205	181
Materials and supplies	166	149
Income taxes receivable	61	-
Prepaid expenses and other	317	716
Total current assets	5,511	5,867
Property, Plant, and Equipment
Electric	25,599	24,036
Gas	9,620	9,115
Construction work in progress	1,348	1,047
Other	17	16
Total property, plant, and equipment	36,584	34,214
Accumulated depreciation	(12,928)	(12,429)
Net property, plant, and equipment	23,656	21,785
Other Noncurrent Assets
Regulatory assets	4,459	4,902
Nuclear decommissioning funds	1,979	1,876
Other	1,043	373
Total other noncurrent assets	7,481	7,151
TOTAL ASSETS	$36,648	$34,803

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 17 (continued): PG&E Corporation
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2007	2006
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings	$519	$759
Long-term debt, classified as current	-	281
Rate reduction bonds, classified as current	-	290
Energy recovery bonds, classified as current	354	340
Accounts payable:
Trade creditors	1,067	1,075
Disputed claims and customer refunds	1,629	1,709
Regulatory balancing accounts	673	1,030
Other	394	420
Interest payable	697	583
Income taxes payable	-	102
Deferred income taxes	-	148
Other	1,390	1,513
Total current liabilities	6,723	8,250
Noncurrent Liabilities
Long-term debt	8,171	6,697
Energy recovery bonds	1,582	1,936
Regulatory liabilities	4,448	3,392
Asset retirement obligations	1,579	1,466
Income taxes payable	234	-
Deferred income taxes	3,053	2,840
Deferred tax credits	99	106
Other	1,954	2,053
Total noncurrent liabilities	21,120	18,490
Commitments and Contingencies (Notes 2, 4, 5, 6, 7, 8, 9, 11, 13, 15, and 17)
Preferred Stock of Subsidiaries	252	252
Preferred Stock
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common Shareholders' Equity
Common stock, no par value, authorized 800,000,000 shares, issued 378,385,151 common and 1,261,125 restricted shares in 2007 and issued 372,803,521 common and 1,377,538 restricted shares in 2006	6,110	5,877
Common stock held by subsidiary, at cost, 24,665,500 shares	(718)	(718)
Reinvested earnings	3,151	2,671
Accumulated other comprehensive income (loss)	10	(19)
Total common shareholders' equity	8,553	7,811
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$36,648	$34,803

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 18: PG&E Corporation
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2007	2006	2005
Cash Flows From Operating Activities
Net income	$1,006	$991	$917
Gain on disposal of NEGT (net of income tax benefit of $13 million in 2005)	-	-	(13)
Net income from continuing operations	1,006	991	904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, decommissioning and allowance for equity funds used during construction	1,894	1,756	1,698
Tax benefit from employee stock plans	-	-	50
Gain on sale of assets	(1)	(11)	-
Deferred income taxes and tax credits, net	57	(285)	(659)
Other changes in noncurrent assets and liabilities	193	151	33
Net effect of changes in operating assets and liabilities:
Accounts receivable	(6)	130	(245)
Inventories	(41)	32	(60)
Accounts payable	(177)	17	257
Accrued taxes/income taxes receivable	56	124	(207)
Regulatory balancing accounts, net	(567)	329	254
Other current assets	161	(273)	29
Other current liabilities	15	(233)	273
Other	(45)	(14)	82
Net cash provided by operating activities	2,545	2,714	2,409
Cash Flows From Investing Activities
Capital expenditures	(2,769)	(2,402)	(1,804)
Net proceeds from sale of assets	21	17	39
Decrease in restricted cash	185	115	434
Proceeds from nuclear decommissioning trust sales	830	1,087	2,918
Purchases of nuclear decommissioning trust investments	(933)	(1,244)	(3,008)
Other	-	-	23
Net cash used in investing activities	(2,666)	(2,427)	(1,398)
Cash Flows From Financing Activities
Borrowings under accounts receivable facility and working capital facility	850	350	260
Repayments under accounts receivable facility and working capital facility	(900)	(310)	(300)
Net issuance (repayments) of commercial paper, net of discount of $1 million in 2007 and $2 million in 2006	(209)	458	-
Proceeds from issuance of long-term debt, net of discount and issuance costs of $16 million in 2007 and $3 million in 2005	1,184	-	451
Proceeds from issuance of energy recovery bonds, net of issuance costs of $21 million in 2005	-	-	2,711

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 18 (continued): PG&E Corporation
Consolidated Statements of Cash Flows
 (in millions)

Long-term debt matured, redeemed or repurchased	-	-	(1,556)
Rate reduction bonds matured	(290)	(290)	(290)
Energy recovery bonds matured	(340)	(316)	(140)
Preferred stock with mandatory redemption provisions redeemed	-	-	(122)
Preferred stock without mandatory redemption provisions redeemed	-	-	(37)
Common stock issued	175	131	243
Common stock repurchased	-	(114)	(2,188)
Common stock dividends paid	(494)	(456)	(334)
Other	34	3	32
Net cash provided by (used in) financing activities	10	(544)	(1,270)
Net change in cash and cash equivalents	(111)	(257)	(259)
Cash and cash equivalents at January 1	456	713	972
Cash and cash equivalents at December 31	$345	$456	$713
Supplemental disclosures of cash flow information
Cash paid for:
Interest (net of amounts capitalized)	$514	$503	$403
Income taxes paid, net	537	736	1,392
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$129	$117	$115
Assumption of capital lease obligation	-	408	-
Transfer of Gateway Generating Station asset	-	69	-

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 19: PG&E Corporation
Consolidated Statements of Shareholders’ Equity
 (in millions, except share amounts)

	Common Stock Shares	Common Stock Amount	Common Stock Held by Subsidiary	Unearned Compensation	Reinvested Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Common Share-holders' Equity	Comprehensive Income (Loss)
Balance at December 31, 2004	418,616,141	$6,518	$(718)	$(26)	$2,863	$(4)	$8,633
Net income	-	-	-	-	917	-	917	$917
Minimum pension liability adjustment (net of income tax benefit of $3 million)	-	-	-	-	-	(4)	(4)	(4)
Comprehensive income								$913

Common stock issued	10,264,535	247	-	-	-	-	247
Common stock repurchased	(61,139,700)	(998)	-	-	(1,190)	-	(2,188)
Common stock warrants exercised	295,919	-	-	-	-	-	-
Common restricted stock issued	347,710	13	-	(13)	-	-	-
Common restricted stock cancelled	(116,103)	(4)	-	4	-	-	-
Common restricted stock amortization	-	-	-	13	-	-	13
Common stock dividends declared and paid	-	-	-	-	(334)	-	(334)
Common stock dividends declared but not yet paid	-	-	-	-	(115)	-	(115)
Tax benefit from employee stock plans	-	50	-	-	-	-	50
Other	-	1	-	-	(2)	-	(1)
Balance at December 31, 2005	368,268,502	5,827	(718)	(22)	2,139	(8)	7,218
Net income	-	-	-	-	991	-	991	$991
Comprehensive income								$991

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 19 (continued): PG&E Corporation
Consolidated Statements of Shareholders’ Equity
 (in millions, except share amounts)

Common stock issued	5,399,707	110	-	-	-	-	110
Accelerated share repurchase settlement of stock repurchased in 2005	-	(114)	-	-	-	-	(114)
Common stock warrants exercised	51,890	-	-	-	-	-	-
Common restricted stock, unearned compensation reversed in accordance with SFAS No. 123R	-	(22)	-	22	-	-	-
Common restricted stock issued	566,255	21	-	-	-	-	21
Common restricted stock cancelled	(105,295)	(1)	-	-	-	-	(1)
Common restricted stock amortization	-	20	-	-	-	-	20
Common stock dividends declared and paid	-	-	-	-	(342)	-	(342)
Common stock dividends declared but not yet paid	-	-	-	-	(117)	-	(117)
Tax benefit from employee stock plans	-	35	-	-	-	-	35
Adoption of SFAS No. 158 (net of income tax benefit of $8 million)	-	-	-	-	-	(11)	(11)
Other	-	1	-	-	-	-	1
Balance at December 31, 2006	374,181,059	5,877	(718)	-	2,671	(19)	7,811
Net income	-	-	-	-	1,006	-	1,006	$1,006
Employee benefit plan adjustment in accordance with SFAS No. 158 (net of income tax expense of $17 million)	-	-	-	-	-	29	29	29
Comprehensive income								$1,035

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 19 (continued): PG&E Corporation
Consolidated Statements of Shareholders’ Equity
 (in millions, except share amounts)

Common stock issued, net	5,465,217	175	-	-	-	-	175
Stock-based compensation amortization	-	31	-	-	-	-	31
Common stock dividends declared and paid	-	-	-	-	(379)	-	(379)
Common stock dividends declared but not yet paid	-	-	-	-	(129)	-	(129)
Tax benefit from employee stock plans	-	27	-	-	-	-	27
Adoption of FIN 48	-	-	-	-	(18)	-	(18)
Balance at December 31, 2007	379,646,276	$6,110	$(718)	$-	$3,151	$10	$8,553

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 20: Pacific Gas and Electric Company
Consolidated Statements of Income
(in millions)

	Year ended December 31,
	2007	2006	2005
Operating Revenues
Electric	$9,481	$8,752	$7,927
Natural gas	3,757	3,787	3,777
Total operating revenues	13,238	12,539	11,704
Operating Expenses
Cost of electricity	3,437	2,922	2,410
Cost of natural gas	2,035	2,097	2,191
Operating and maintenance	3,872	3,697	3,399
Depreciation, amortization and decommissioning	1,769	1,708	1,734
Total operating expenses	11,113	10,424	9,734
Operating Income	2,125	2,115	1,970
Interest income	150	175	76
Interest expense	(732)	(710)	(554)
Other income, net	52	7	16
Income Before Income Taxes	1,595	1,587	1,508
Income tax provision	571	602	574
Net Income	1,024	985	934
Preferred stock dividend requirement	14	14	16
Income Available for Common Stock	$1,010	$971	$918

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 21: Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$141	$70
Restricted cash	1,297	1,415
Accounts receivable:
Customers (net of allowance for doubtful accounts of $58 million in 2007 and $50 million in 2006)	2,349	2,343
Related parties	6	6
Regulatory balancing accounts	771	607
Inventories:
Gas stored underground and fuel oil	205	181
Materials and supplies	166	149
Income taxes receivable	15	20
Prepaid expenses and other	314	714
Total current assets	5,264	5,505
Property, Plant, and Equipment
Electric	25,599	24,036
Gas	9,620	9,115
Construction work in progress	1,348	1,047
Total property, plant, and equipment	36,567	34,198
Accumulated depreciation	(12,913)	(12,415)
Net property, plant, and equipment	23,654	21,783
Other Noncurrent Assets
Regulatory assets	4,459	4,902
Nuclear decommissioning funds	1,979	1,876
Related parties receivable	23	25
Other	947	280
Total other noncurrent assets	7,408	7,083
TOTAL ASSETS	$36,326	$34,371

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 21 (continued): Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2007	2006
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings	$519	$759
Long-term debt, classified as current	-	1
Rate reduction bonds, classified as current	-	290
Energy recovery bonds, classified as current	354	340
Accounts payable:
Trade creditors	1,067	1,075
Disputed claims and customer refunds	1,629	1,709
Related parties	28	40
Regulatory balancing accounts	673	1,030
Other	370	402
Interest payable	697	570
Deferred income taxes	4	118
Other	1,216	1,346
Total current liabilities	6,557	7,680
Noncurrent Liabilities
Long-term debt	7,891	6,697
Energy recovery bonds	1,582	1,936
Regulatory liabilities	4,448	3,392
Asset retirement obligations	1,579	1,466
Income taxes payable	103	-
Deferred income taxes	3,104	2,972
Deferred tax credits	99	106
Other	1,838	1,922
Total noncurrent liabilities	20,644	18,491
Commitments and Contingencies (Notes 2, 4, 5, 6, 7, 8, 9, 11, 13, 15, and 17)
Shareholders' Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, outstanding 5,784,825 shares	145	145
Redeemable, 4.36% to 5.00%, outstanding 4,534,958 shares	113	113
Common stock, $5 par value, authorized 800,000,000 shares, issued 282,916,485 shares in 2007 and issued 279,624,823 shares in 2006	1,415	1,398
Common stock held by subsidiary, at cost, 19,481,213 shares	(475)	(475)
Additional paid-in capital	2,220	1,822
Reinvested earnings	5,694	5,213
Accumulated other comprehensive income (loss)	13	(16)
Total shareholders' equity	9,125	8,200
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$36,326	$34,371

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 22: Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2007	2006	2005
Cash Flows From Operating Activities
Net income	$1,024	$985	$934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, decommissioning and allowance for equity funds used during construction	1,892	1,755	1,697
Gain on Sale of assets	(1)	(11)	-
Deferred income taxes and tax credits, net	43	(287)	(636)
Other changes in noncurrent assets and liabilities	188	116	21
Net effect of changes in operating assets and liabilities:
Accounts receivable	(6)	128	(245)
Inventories	(41)	34	(60)
Accounts payable	(196)	21	257
Accrued taxes/income taxes receivable	56	28	(150)
Regulatory balancing accounts, net	(567)	329	254
Other current assets	159	(273)	2
Other current liabilities	35	(235)	273
Other	(45)	(13)	19
Net cash provided by operating activities	2,541	2,577	2,366
Cash Flows From Investing Activities
Capital expenditures	(2,768)	(2,402)	(1,803)
Net proceeds from sale of assets	21	17	39
Decrease in restricted cash	185	115	434
Proceeds from nuclear decommissioning trust sales	830	1,087	2,918
Purchases of nuclear decommissioning trust investments	(933)	(1,244)	(3,008)
Other	-	1	61
Net cash used in investing activities	(2,665)	(2,426)	(1,359)
Cash Flows From Financing Activities
Borrowings under accounts receivable facility and working capital facility	850	350	260
Repayments under accounts receivable facility and working capital facility	(900)	(310)	(300)
Net issuance (repayments) of commercial paper, net of discount of $1 million in 2007 and $2 million in 2006	(209)	458	-
Proceeds from issuance of long-term debt, net of discount and issuance costs of $16 million in 2007 and $3 million in 2005	1,184	-	451
Proceeds from issuance of energy recovery bonds, net of issuance costs of $21 million in 2005	-	-	2,711

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 22 (continued): Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

Long-term debt matured, redeemed or repurchased	-	-	(1,554)
Rate reduction bonds matured	(290)	(290)	(290)
Energy recovery bonds matured	(340)	(316)	(140)
Preferred stock dividends paid	(14)	(14)	(16)
Common stock dividends paid	(509)	(460)	(445)
Preferred stock with mandatory redemption provisions redeemed	-	-	(122)
Preferred stock without mandatory redemption provisions redeemed	-	-	(37)
Equity infusion from PG&E Corporation	400	-	-
Common stock repurchased	-	-	(1,910)
Other	23	38	65
Net cash provided by (used in) financing activities	195	(544)	(1,327)
Net change in cash and cash equivalents	71	(393)	(320)
Cash and cash equivalents at January 1	70	463	783
Cash and cash equivalents at December 31	$141	$70	$463
Supplemental disclosures of cash flow information
Cash paid for:
Interest (net of amounts capitalized)	$474	$476	$390
Income taxes paid, net	594	897	1,397
Supplemental disclosures of noncash investing and financing activities
Assumption of capital lease obligation	$-	$408	$-
Transfer of Gateway Generating Station asset	-	69	-

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 23: Pacific Gas and Electric Company
Consolidated Statements of Shareholders’ Equity
 (in millions)

	Preferred Stock Without Mandatory Redemption Provisions	Common Stock	Additional Paid-in Capital	Common Stock Held by Subsidiary	Reinvested Earnings	Accumu- lated Other Compre- hensive Income (Loss)	Total Share- holders' Equity	Comprehensive Income (Loss)
Balance at December 31, 2004	$294	$1,606	$2,041	$(475)	$5,667	$(3)	$9,130
Net income	-	-	-	-	934	-	934	$934
Minimum pension liability adjustment (net of income tax benefit of $4 million)	-	-	-	-	-	(6)	(6)	(6)
Comprehensive income								$928

Common stock repurchased	-	(208)	(266)	-	(1,436)	-	(1,910)
Common stock dividend	-	-	-	-	(445)	-	(445)
Preferred stock redeemed	(36)	-	1	-	(2)	-	(37)
Preferred stock dividend	-	-	-	-	(16)	-	(16)
Balance at December 31, 2005	258	1,398	1,776	(475)	4,702	(9)	7,650
Net income	-	-	-	-	985	-	985	$985
Minimum pension liability adjustment (net of income tax expense of $2 million)	-	-	-	-	-	3	3	3
Comprehensive income								$988

Tax benefit from employee stock plans	-	-	46	-	-	-	46
Common stock dividend	-	-	-	-	(460)	-	(460)
Preferred stock dividend	-	-	-	-	(14)	-	(14)
Adoption of SFAS No. 158 (net of income tax benefit of $7 million)	-	-	-	-	-	(10)	(10)
Balance at December 31, 2006	258	1,398	1,822	(475)	5,213	(16)	8,200

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.

Table 23 (continued): Pacific Gas and Electric Company
Consolidated Statements of Shareholders’ Equity
 (in millions)

Net income	-	-	-	-	1,024	-	1,024	$1,024
Employee benefit plan adjustment in accordance with SFAS No. 158 (net of income tax expense of $17 million)	-	-	-	-	-	29	29	29
Comprehensive income								$1,053

Equity infusion	-	17	383	-	-	-	400
Tax benefit from employee stock plans	-	-	15	-	-	-	15
Common stock dividend	-	-	-	-	(509)	-	(509)
Preferred stock dividend	-	-	-	-	(14)	-	(14)
Adoption of FIN 48	-	-	-	-	(20)	-	(20)
Balance at December 31, 2007	$258	$1,415	$2,220	$(475)	$5,694	$13	$9,125

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2007.